Exhibit 99.1

FOR IMMEDIATE RELEASE

Basic Energy Services Announces Asset Purchase Agreements with Axis Energy Services, Berry Corporation and Select Energy Services

Axis, Berry and Select to Serve as Proposed “Stalking Horse” Bidders in Court-Supervised Sale Process

Sale Processes to Be Facilitated Through Voluntary Chapter 11 Filing

FORT WORTH, Texas – August 17, 2021 – Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced that it has entered into asset purchase agreements with each of Axis Energy Services Holdings, LLC (“Axis”), Berry Corporation (NASDAQ: BRY) (“Berry”), and Select Energy Services, Inc. (NYSE: WTTR) (“Select”) pursuant to which, if consummated:

•	Axis will acquire substantially all of the Company’s Well Servicing and Completion & Remedial segment assets outside of California.

•	Berry will acquire substantially all of the Company’s assets in California.

•	Select will acquire substantially all of the Company’s Water Logistics segment assets outside of California, including all of the assets of Agua Libre Midstream, LLC.

To facilitate the sales, Basic has commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of Texas. The transactions are being undertaken pursuant to Section 363 of the U.S. Bankruptcy Code, with Axis, Berry and Select serving as the “stalking horse” bidders in the court-supervised sale process. Accordingly, the proposed transactions are subject to higher and better offers, among other conditions.

The Company remains focused on serving customers and fully expects to continue operating without interruption, including paying its employees, during the court-supervised process.

“We believe the asset purchase agreements will enable us to maximize the value of our businesses and create the best path forward for our customers, partners, employees and the communities we serve,” said Keith Schilling, President and Chief Executive Officer of Basic. “The Company has faced extraordinary challenges as a result of the COVID-19 pandemic, and we thank the Basic team for their ongoing hard work and dedication as we continue to provide our customers outstanding service, experienced crews and a wide range of safe and efficient production services.”

If other qualified bids are submitted during the court-supervised sale process, the Company will conduct an auction or auctions with the agreements with Axis, Berry and Select setting the floor for the auction processes.

Basic has received a commitment for $35.0 million in debtor-in-possession (“DIP”) financing from Guggenheim Credit Services, LLC. Upon court approval, this new financing, together with cash generated from the Company’s ongoing operations, is expected to provide sufficient liquidity to support the Company during the court-supervised process.

Basic has filed a number of customary motions seeking court approval to continue operating its business in the normal course during the court-supervised process, including the continued payment of employee wages without interruption, as well as paying vendors and suppliers in full under normal terms for goods and services provided on or after the filing date. The Company expects to receive approval for these requests.

Basic’s vendors and suppliers can access court filings and other information related to the proceedings on a separate website administrated by the Company’s claims agent, Prime Clerk, LLC (“Prime Clerk”), at https://cases.primeclerk.com/basicenergy, by calling Prime Clerk toll-free at (877) 329-2031 (or +1 (917) 994-8420 for calls originating outside of the U.S.), or by sending an email to basicenergyinfo@primeclerk.com.

Weil, Gotshal & Manges LLP is serving as Basic’s legal counsel, Lazard is serving as financial advisor and AlixPartners LLP is serving as restructuring advisor.

About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, California, New Mexico, Oklahoma, Arkansas, Louisiana, Wyoming, North Dakota, Colorado and Montana. Our operations are focused in prolific basins that have historically exhibited strong drilling and production economics in recent years as well as natural gas-focused shale plays characterized by prolific reserves. Specifically, the Company has a significant presence in the Permian Basin, Bakken, Los Angeles and San Joaquin Basins, Eagle Ford, Haynesville and Powder River Basin. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information on Basic Energy Services is available on the Company’s website at www.basices.com.

About Axis Energy Services Holdings, LLC

Axis is a data-driven energy services company committed to continuous improvement across the life of the well by utilizing innovative technologies, employee training, and best-in-class customer service. The proprietary Axis CORE® system is a data acquisition and analytics software platform offered with our services that enables safer, more efficient operations and a data-driven experience for our customers. Formed in 2018, Axis is a private company backed by Lime Rock Partners and B-29 Investments. Our leadership brings decades of experience to provide our customers with necessary service offerings, including completions, workovers, pressure control, and pumping services, as well as BOP equipment rentals, chemical mixing, nitrogen, fishing and rental services, and plug and abandonment services. Axis is headquartered in Longview, Texas with operations in the Bakken, Eagle Ford, Haynesville, Marcellus, Permian, and Utica basins.

About Berry Corporation

Berry is a publicly traded western United States independent upstream energy company focused on creating value for our shareholders through the development and production of conventional, long-lived oil reserves located primarily in the San Joaquin basin of California. Berry has a strong working relationship with the state of California and its regulatory agencies, and is vocal in their commitment to be part of the energy solution in California. Berry believes that locally producing and supplying equitable, affordable and reliable energy is critical to ensuring a safe and healthy future for their communities.

About Select Energy Services

Select Energy Services is a leading provider of sustainable full life cycle water and chemical solutions to the unconventional oil and gas industry in the United States. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal. Select also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States. For more information, please visit Select's website, http://www.selectenergy.com.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future results and events that are not facts and constitute forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of the Company to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although Basic may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Investors

Trey Stolz

Director of Financial Planning & Analysis

Basic Energy Services, Inc.

817-334-4100

Media

Andrew Siegel / James Golden / Aura Reinhard

Joele Frank Wilkinson Brimmer Katcher

212-355-4449